Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES THIRD QUARTER REVENUE
RISES TO $179 MILLION; DILUTED EPS OF $0.05

Dayton, Ohio, (December 5, 2012) — REX American Resources Corporation (NYSE: REX) today reported financial results for its fiscal 2012 third quarter (“Q3 ‘12”) ended October 31, 2012. REX management will host a conference call and webcast today at 11:00 a.m. ET:

Conference Call:	(212) 271-4657

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx
The webcast will be available for replay for 30 days

REX’s Q3 ‘12 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated (NuGen was not in the comparable year-ago period), while those of its five other plants are reported as equity in income of unconsolidated affiliates. REX’s Q3 ‘12 net sales and revenue rose 111.8% to $179.0 million, from $84.5 million in Q3 ‘11, primarily reflecting the consolidation of NuGen.

REX recognizes certain results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q3 results include results from ethanol operations for the period July 1, 2012 through September 30, 2012, with the exception of NuGen, which is for the period August 1, 2012 through October 31, 2012.

Reflecting the on-going industry-wide compression of ethanol margins and lower income from discontinued operations, net income attributable to REX shareholders in Q3 ‘12 was $0.4 million, or $0.05 per diluted share, compared with $6.5 million, or $0.70 per diluted share, in Q3 ‘11. Q3 ‘12 income from continuing operations net of tax attributable to REX shareholders was $0.3 million, or $0.03 per diluted share, compared with $6.0 million, or $0.65 per diluted share, in Q3 ‘11. REX recorded income from discontinued operations net of tax, including gain on disposal of discontinued operations, of $0.1 million, or $0.02 per diluted share for Q3 ‘12, compared with $0.5 million, or $0.05 per diluted share in Q3 ‘11. Per share results in Q3 ‘12 and Q3 ‘11 are based on 8,258,000 and 9,239,000 diluted weighted average shares outstanding, respectively. The 10.6% reduction in the shares outstanding principally reflects the Company’s ongoing open market share repurchase program partially offset by shares exercised pursuant to options.

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REX American Resources Q3’ 12 Results, 12/5/12	page 2

REX’s consolidated gross profit (inclusive of the Company’s real estate segment) declined to $3.6 million in Q3’ 12, from $9.0 million in Q3’ 11, primarily reflecting the challenging alternative energy industry conditions in the current year. In Q3 ‘12, equity in income of unconsolidated affiliates was $1.5 million, compared with income of $6.3 million in Q3 ‘11, primarily due to lower results from the Company’s unconsolidated ethanol production interests and the benefit in the prior year from the inclusion of NuGen prior to consolidation. REX’s Q3 ‘12 income from continuing operations before income taxes and non-controlling interests was $0.9 million, compared with $11.9 million in Q3 ‘11.

REX CEO, Stuart Rose, commented, “Throughout fiscal 2012, the ethanol production industry’s profitability has been impacted by lower crush spread margins. Although the lower crush spreads reduced operating profits, we partially offset the challenging industry environment with rising dried distillers grains pricing and corn oil extraction.

“Looking forward, we believe our state-of-the-art ethanol plants located across the Corn Belt, along with our operating disciplines at the plant and corporate level, help to position REX as one of the leading companies in the ethanol industry.”

Balance Sheet and Share Repurchase Program
At October 31, 2012, REX had cash and cash equivalents of $68.1 million, $47.9 million of which was at the parent and $20.2 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $75.0 million at January 31, 2012, $46.1 million of which was at the parent and $28.9 million of which was at its consolidated ethanol production facilities.

REX repurchased 76,050 common shares in Q3 ‘12 at an average price per share of $17.93. In Q4 ‘12 to date, the Company repurchased an additional 26,494 shares at an average price per share of $16.74, and reflecting the August 2, 2012 authorization for the Company to repurchase 500,000 additional shares, the Company is currently authorized to repurchase up to an additional 422,429 shares of common stock. Reflecting all share repurchases to date, REX has 8,157,254 shares outstanding.

At October 31, 2012, REX had lease agreements, as landlord for six former retail store locations. REX has 12 owned former retail stores that were vacant at October 31, 2012, which it is marketing to lease or sell (4 of which had temporary fall seasonal leases). In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The real estate segment revenue reflects rental income derived from these sites.

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REX American Resources Q3’ 12 Results, 12/5/12	page 3

Segment Income Statement Data

	Three Months Ended October 31,		Nine Months Ended October 31,
($ in thousands)	2012	2011	2012	2011

Net sales and revenue:
Alternative energy (1)	$178,495	$84,144	$481,938	$238,557
Real estate	455	380	1,184	926

Total net sales and revenues	$178,950	$84,524	$483,122	$239,483

Segment gross profit (loss):
Alternative energy (1)	$3,686	$8,965	$16,224	$14,694
Real estate	(39)	53	(117)	(1,171)

Total gross profit (loss)	$3,647	$9,018	$16,107	$13,523

Segment profit (loss):
Alternative energy segment profit (1)	$1,586	$12,394	$6,478	$22,827
Real estate segment (loss) profit	(91)	7	(277)	(1,306)
Corporate expense	(603)	(521)	(1,751)	(1,738)
Interest expense	(21)	(25)	(65)	(87)
Interest income	19	74	68	289
Income from synthetic fuel investments	—	—	—	2,883

Income from continuing operations before income taxes and non-controlling interests	$890	$11,929	$4,453	$22,868

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth in fiscal years 2012 and 2011 and approximately 1% for NuGen in fiscal year 2012.

Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

Segment Assets

	October 31, 2012	January 31, 2012

($ in thousands)

Alternative energy	$351,406	$367,029
Real estate	13,945	17,458
Corporate	52,762	53,562

Total assets	$418,113	$438,049

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REX American Resources Q3’ 12 Results, 12/5/12	page 4

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of October 31, 2012

Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped

One Earth Energy, LLC (Gibson City, IL)	109.4M	74%	81.0M
NuGen Energy, LLC (Marion, SD)	113.0M	99%	111.9M
Patriot Holdings, LLC (Annawan, IL)	117.0M	27%	31.6M
Big River Resources West Burlington, LLC (West Burlington, IA)	97.8M	10%	9.8M
Big River Resources Galva, LLC (Galva, IL)	102.2M	10%	10.2M
Big River United Energy, LLC (Dyersville, IA)	107.6M	5%	5.4M
Big River Resources Boyceville, LLC (Boyceville, WI) (1)	56.6M	10%	5.7M

Total	703.6M	n/a	255.6M

(1)	REX’s current effective annual gallons sold represents ten months of ownership of Big River Resources Boyceville, LLC on an annualized basis.

	Three Months Ended October 31,		%	Nine Months Ended October 31,		%
	2012	2011	Change	2012	2011	Change

Average Price/Cost
Ethanol – gallon	$2.38	$2.70	(11.9)%	$2.21	$2.51	(12.0)%
Dried distillers grains - ton	$267.63	$203.13	31.8%	$227.07	$193.47	17.4%
Grain – bushel	$7.95	$7.05	12.8%	$6.96	$6.89	1.0%
Natural gas – mmbtu	$3.47	$4.95	(29.9)%	$3.63	$4.66	(22.1)%

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities which in aggregate shipped approximately 704 million annualized gallons of ethanol over the twelve month period ended October 31, 2012. REX’s current effective ownership of the trailing twelve month annualized gallons shipped (for the period ended October 31, 2012) by the ethanol production facilities in which it has ownership interests is approximately 256 million gallons. Further information about REX is available at www.rexamerican.com.

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REX American Resources Q3’ 12 Results, 12/5/12	page 5

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
937/276-3931	212/835-8500
rex@jcir.com

- statement of operations follow -

REX American Resources Q3’ 12 Results, 12/5/12	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts) Unaudited

	Three Months Ended October 31,		Nine Months Ended October 31,

	2012	2011	2012	2011

Net sales and revenue	$178,950	$84,524	$483,122	$239,483
Cost of sales	175,303	75,506	467,015	225,960

Gross profit	3,647	9,018	16,107	13,523
Selling, general and administrative expenses	(2,995)	(2,344)	(9,190)	(6,616)
Equity in income of unconsolidated affiliates	1,542	6,284	1,503	15,827
Income from synthetic fuel investments	—	—	—	2,883
Interest income	42	92	132	364
Interest expense	(1,206)	(620)	(3,733)	(1,923)
Losses on derivative financial instruments, net	(140)	(501)	(366)	(1,190)

Income from continuing operations before income taxes	890	11,929	4,453	22,868
Provision for income taxes	(134)	(4,055)	(1,220)	(8,233)

Income from continuing operations	756	7,874	3,233	14,635
Income from discontinued operations, net of tax	107	186	361	856
Gain on disposal of discontinued operations, net of tax	30	267	80	425

Net income	893	8,327	3,674	15,916
Net income attributable to non-controlling interests	(484)	(1,845)	(1,526)	(2,435)

Net income attributable to REX common shareholders	$409	$6,482	$2,148	$13,481

Weighted average shares outstanding – basic	8,226	9,205	8,311	9,385

Basic income per share from continuing operations
attributable to REX common shareholders	$0.03	$0.65	$0.21	$1.30
Basic income per share from discontinued operations
attributable to REX common shareholders	0.01	0.02	0.04	0.09
Basic income per share on disposal of discontinued
operations attributable to REX common shareholders	0.01	0.03	0.01	0.05

Basic net income per share attributable to REX common shareholders	$0.05	$0.70	$0.26	$1.44

Weighted average shares outstanding – diluted	8,258	9,239	8,361	9,453

Diluted income per share from continuing operations
attributable to REX common shareholders	$0.03	$0.65	$0.21	$1.29
Diluted income per share from discontinued operations
attributable to REX common shareholders	0.01	0.02	0.04	0.09
Diluted income per share on disposal of discontinued
operations attributable to REX common shareholders	0.01	0.03	0.01	0.05

Diluted net income per share attributable to REX
common shareholders	$0.05	$0.70	$0.26	$1.43

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$272	$6,029	$1,707	$12,200
Income from discontinued operations, net of tax	137	453	441	1,281

Net income	$409	$6,482	$2,148	$13,481

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

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REX American Resources Q3’ 12 Results, 12/5/12	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheet
(in thousands) Unaudited

	October 31, 2012	January 31, 2012

Assets
Current assets:
Cash and cash equivalents	$68,105	$75,013
Accounts receivable	17,765	12,784
Inventories	28,304	30,349
Refundable income taxes	895	1,816
Prepaid expenses and other	4,335	3,987
Deferred taxes, net	2,530	3,090

Total current assets	121,934	127,039
Property and equipment, net	227,811	240,084
Other assets	6,793	7,884
Equity method investments	61,072	61,679
Restricted investments and deposits	503	1,363

Total assets	$418,113	$438,049

Liabilities and equity:
Current liabilities:
Current portion of long-term debt, alternative energy(1)	$12,567	$14,972
Current portion of long-term debt, other	267	250
Accounts payable, trade	10,108	6,985
Deferred income	950	1,864
Accrued real estate taxes	1,310	2,750
Accrued payroll and related items	740	2,882
Derivative financial instruments	1,843	1,694
Other current liabilities	5,029	5,844

Total current liabilities	32,814	37,241

Long-term liabilities:
Long-term debt, alternative energy (1)	95,117	107,706
Long-term debt, other	619	821
Deferred taxes	5,201	4,642
Deferred income	250	552
Derivative financial instruments	1,383	2,541
Other long-term liabilities	2,530	2,703

Total long-term liabilities	105,100	118,965

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	143,667	142,994
Retained earnings	326,471	324,323
Treasury stock	(219,011)	(215,105)

Total REX shareholders’ equity	251,426	252,511
Noncontrolling interests	28,773	29,332

Total equity	280,199	281,843

Total liabilities and equity	$418,113	$438,049

(1)	Long-term debt, alternative energy reflects non-recourse ethanol plant debt at REX’s consolidated ethanol production subsidiaries.

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REX American Resources Q3’ 12 Results, 12/5/12	page 8

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(in thousands) Unaudited

	Nine Months Ended October 31,

	2012	2011

Cash flows from operating activities:
Net income including noncontrolling interests	$3,674	$15,916
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,430	8,206
Impairment charges and other	279	1,164
Income from equity method investments	(1,503)	(15,827)
Income from synthetic fuel investments	—	(2,883)
Loss (gain) on disposal of real estate and property and equipment	424	(634)
Dividends received from equity method investees	2,005	2,316
Deferred income	(1,429)	(3,273)
Derivative financial instruments	(1,009)	(738)
Deferred income tax	1,111	8,177
Changes in assets and liabilities:
Accounts receivable	(4,981)	2,318
Inventories	2,045	(2,266)
Other assets	1,513	9,486
Accounts payable, trade	3,030	(1,475)
Other liabilities	(4,357)	2,031

Net cash provided by operating activities	13,232	22,518

Cash flows from investing activities:
Capital expenditures	(2,533)	(720)
Proceeds from sale of synthetic fuel investment	—	2,883
Restricted investments	860	—
Proceeds from sale of real estate and property and equipment	2,272	3,436

Net cash provided by investing activities	599	5,599

Cash flows from financing activities:
Payments of long-term debt	(15,179)	(8,160)
Repayments of contingent consideration	—	(1,313)
Stock options exercised	358	317
Noncontrolling interests distribution and other	(2,085)	(1,988)
Treasury stock acquired	(3,833)	(21,224)

Net cash used in financing activities	(20,739)	(32,368)

Net decrease in cash and cash equivalents	(6,908)	(4,251)
Cash and cash equivalents, beginning of period	75,013	91,019

Cash and cash equivalents, end of period	$68,105	$86,768

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